UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): June 30, 2006
MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4200 STONE ROAD
KILGORE, TEXAS	75662
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (903) 983-6200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On June 30, 2006, Martin Midstream Partners L.P. (the “Partnership”) entered into a First Amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement (the “Credit Agreement”), among Martin Operating Partnership L.P., the Partnership, Martin Operating GP LLC, Prism Gas Systems I, L.P., Prism Gas Systems GP, L.L.C., Prism Gulf Coast Systems, L.L.C., McLeod Gas Gathering and Processing Company, L.L.C., the financial institution parties to the Credit Agreement and Royal Bank of Canada, as administrative agent and collateral agent. The Amendment modified the Partnership’s existing Credit Agreement to increase the revolver commitments thereunder from $95 million to $120 million. In addition, the applicable interest rate margin on the revolving commitments was reduced by 25 basis points. After giving effect to the Amendment, the Credit Agreement includes procedures for additional financial institutions to become revolving lenders, or for any existing revolving lender to increase its revolving commitment, subject to a maximum of $75.0 million for all such increases in revolving commitments of new or existing revolving lenders. All other material terms remain the same as disclosed in the Partnership’s filings with the Securities and Exchange Commission. A copy of the Amendment is filed as Exhibit 10.1 to this Current Report.
     As of June 30, 2006, the Partnership had approximately $20.0 million in revolving credit borrowings and $0.1 million in letters of credit outstanding under the Credit Agreement, leaving approximately $99.9 million available for future revolver borrowings and letters of credit. Amounts borrowed and repaid under the revolving credit facility portion of the Credit Agreement may be re-borrowed. As of June 30, 2006, the Partnership also had approximately $130.0 million of indebtedness outstanding under the term loan facility portion of the Credit Agreement.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

EXHIBIT
NUMBER		DESCRIPTION
10.1	—	First Amendment to Second Amended and Restated Credit Agreement, dated as of June 30, 2006, among Martin Operating Partnership L.P., Martin Midstream Partners L.P., Martin Operating GP LLC, Prism Gas Systems I, L.P., Prism Gas Systems GP, L.L.C., Prism Gulf Coast Systems, L.L.C., McLeod Gas Gathering and Processing Company, L.L.C., the financial institution parties to the Credit Agreement and Royal Bank of Canada, as administrative agent and collateral agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

By:	Martin Midstream GP LLC,
Its General Partner

Date: July 3, 2006	By:	/s/ Robert D. Bondurant
Robert D. Bondurant,
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION
10.1	—	First Amendment to Second Amended and Restated Credit Agreement, dated as of June 30, 2006, among Martin Operating Partnership L.P., Martin Midstream Partners L.P., Martin Operating GP LLC, Prism Gas Systems I, L.P., Prism Gas Systems GP, L.L.C., Prism Gulf Coast Systems, L.L.C., McLeod Gas Gathering and Processing Company, L.L.C., the financial institution parties to the Credit Agreement and Royal Bank of Canada, as administrative agent and collateral agent.

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